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                   MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                        ATTORNEYS AND COUNSELORS AT LAW
                           3500 U. S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                         PORTLAND, OREGON  97204-3699
                           TELEPHONE (503) 224-5858
                           FACSIMILE (503) 224-0155



                               November 22, 1996

                                                                     EXHIBIT 5
U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

          Subject:    Registration Statement on Form S-4
                      Registration No. 333-16147


Ladies and Gentlemen:

          Reference is made to the registration statement on Form S-4 (the "Registration Statement") being filed by U. S. Bancorp, an Oregon corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 400,635 shares of the Company's common stock, $5 par value (the "Shares"), to be issued in connection with the merger (the "Merger") between the Company and Sun Capital Bancorp, as described in the Registration Statement.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for our opinion set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the state of Oregon.

          2. When the Shares have been issued in the Merger in the manner contemplated by the Registration Statement, while the Registration Statement is effective and in compliance with applicable state securities laws, the Shares will be validly issued, fully paid, and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                            Very truly yours,




                            Miller, Nash, Wiener, Hager & Carlsen LLP